UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 04, 2025

Lakeland Industries Inc

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-15535	13-3115216
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1525 Perimeter Parkway, Suite 325
Huntsville, Alabama		35806
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 256 350-3873

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	LAKE	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On December 9, 2025, Lakeland Industries, Inc. (the “Company”) issued a press release announcing its financial results for the third quarter ended October 31, 2025. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2025, the Company and Roger D. Shannon, the Company’s Chief Financial Officer, mutually agreed that Mr. Shannon's employment will terminate effective December 31, 2025.

In addition, on December 4, 2025, the Board of Directors (the “Board”) appointed J. Calven Swinea, the Company’s Vice President, Finance, as Interim Chief Financial Officer, effective January 1, 2026. As Interim Chief Financial Officer, Mr. Swinea will serve as the Company’s principal financial officer and principal accounting officer effective January 1, 2026.

Mr. Swinea has served as the Company’s Vice President, Finance, since September 2020. Mr. Swinea was Global Corporate Controller of Elliott Group, a manufacturer of turbomachinery, from September 2019 to September 2020. Before consulting for various public companies from October 2015 to September 2019, he was the Vice President of Administration/Vice President of Internal Audit for Walter Energy, Inc., a metallurgical coal producer, from August 2010 to October 2015. Mr. Swinea also served in various finance positions for Avocent Corporation, Sanmina Corporation and was a senior manager at EY LLP. Mr. Swinea does not have any family relationship with any member of the Board or executive officer of the Company, and Mr. Swinea is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Swinea and any other person pursuant to which he was appointed as Interim Chief Financial Officer. Mr. Swinea’s compensation terms have not been determined as of the date of this filing, and the Company will file an amendment to this Current Report on Form 8-K to disclose such information within four business days after the information is determined.

The Company will conduct a comprehensive search process to identify a successor Chief Financial Officer.

Item 7.01 Regulation FD Disclosure.

The information set forth in Item 2.02, above, is incorporated by reference into this Item 7.01.

In addition, a copy of the supplemental slides which will be discussed during the Company’s earnings call at 4:30 p.m. ET on Tuesday, December 9, 2025 is attached to this report as Exhibit 99.2 and incorporated herein by reference.

Item 8.01 Other Events.

On December 9, 2025, the Company announced that the Board is suspending the Company’s quarterly cash dividend on its common stock. The payment of any future dividends will be at the discretion of the Board and will depend on the Company’s financial condition, results of operations, capital requirements, and any other factors deemed relevant by the Board.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated December 9, 2025
99.2	Supplemental slides provided in connection with the Q3 FY2026 earnings call of the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

The information included in this Current Report on Form 8-K (including Exhibits 99.1 and 99.2 hereto) is being “furnished” in accordance with Item 2.02 and Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

Date:	December 9, 2025	By:	/s/ James M. Jenkins
James M. Jenkins Chief Executive Officer, President and Executive Chairman